UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012 (December 31, 2012)

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	1-12762	62-1543819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300
Memphis, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 682-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 31, 2012, the Compensation Committee of the registrant’s Board of Directors and the full Board of Directors, in respect to the Chief Executive Officer, adopted the 2013 Long Term Incentive Program, or 2013 LTIP, for 67 employees including Eric H. Bolton, Jr., Chief Executive Officer, Albert M. Campbell, III, Executive Vice President and Chief Financial Officer, and Thomas L. Grimes, Jr., Executive Vice President and Chief Operating Officer whom are all named executive officers. The 2013 LTIP allows for the award of shares of restricted common stock based on a percentage of the participant’s salary. The plan provides for the opportunity to earn shares of restricted common stock based on three performance criteria: absolute total shareholder return, relative total shareholder return and service-based shares. The relative performance metrics will compare the registrant’s performance against the NAREIT Apartment REIT Index. Any earned shares of restricted common stock will be issued on January 24, 2014 and will vest 25% on January 23, 2015, 25% on January 22, 2016, 25% on January 24, 2017 and 25% on January 24, 2018. All vestings are dependent upon continued employment in good standing through the vest date. Earned and issued shares of restricted stock will earn dividends during their vesting period.

A copy of the 2013 LTIP is set forth on Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
4.1	Form of Restricted Stock Agreement
10.1	2013 Long Term Incentive Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.
Date: December 31, 2012	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)